Exhibit 10.2

THE PHOENIX COMPANIES, INC

NON-QUALIFIED STOCK OPTION AGREEMENT

(PERFORMANCE AND SERVICE-VESTING AWARDS)

1. The Phoenix Companies, Inc. (“Company”) hereby grants to the Optionee named below an option (“Option”) to purchase, in accordance with and subject to the terms and restrictions of The Phoenix Companies, Inc. Stock Incentive Plan (“Plan”), a copy of which has been provided or made available to you and is made part hereof, the number of shares of common stock, par value of $ .01 per share (“Common Stock”) (“Shares”) of the Company at the option price per share set forth below. This page is the first page of The Phoenix Companies, Inc. Non-Qualified Stock Option Agreement (“Agreement”) which describes your rights with respect to the Options granted to you hereby and which constitutes a legal agreement between you and the Company.

1. Optionee Name:

    Social Security Number:

2. Type of Option:                                              Nonqualified Stock Option

3. Grant Date:

    Number of Shares Covered by Option:

    Option Price per Share:

4. Expiration Date:

5. Performance Requirement*:

6. Vesting Date(s)*:                                              ____ % on [Date]

                                                                                              ____ % on [Date]

*	See Section B. of this Agreement for a description of the interaction of the Performance Requirement and the Vesting Date(s).

IN WITNESS WHEREOF, both The Phoenix Companies, Inc. and the Optionee agree to be bound by the terms and provisions of this Agreement, as of the date noted below.

THE PHOENIX COMPANIES, INC.

By:
Authorized Officer

Date:

OPTIONEE:
(Please sign and return this page)

AGREEMENT (continued)

A. Definition of Certain Terms

Capitalized terms not otherwise defined herein, have the meaning ascribed to them in the Plan.

B. Terms and Conditions for Exercising Option

Except as provided below, this Option shall become exercisable to acquire Shares of Common Stock in installments expressed as a percentage of the Number of Shares Covered by this Option from and after the Vesting Date(s) of this Option as outlined on page one of this Agreement, subject to the achievement of the Performance Requirement set forth on page one. Assuming that the Performance Requirement is met, the vesting schedule is as follows: (1) [x] % upon the later of the [x] anniversary of the Grant Date of the award and achievement of the Performance Requirement; and (2) [x] % upon the later of the [x] anniversary of the Grant Date and the achievement of the Performance Requirement. The full Option award will be forfeited if the Performance Requirement is not met by the Expiration Date. The Option granted under this Agreement may not be exercised for less than ten whole Shares, and no fractional shares will be issued at any time.

C. Duration of Option

These provisions shall govern the duration, even if any Plan provisions conflict with them:

(i)	The Option granted under this Agreement shall become immediately and fully exercisable upon the Optionee’s death and be exercisable at any time prior to the Expiration Date or within five years, whichever period is shorter, assuming the relevant Performance Requirement has been achieved at or prior to the date of death.

(ii)	Upon the Optionee’s “Approved Retirement” or “Disability” as defined in the Plan, the Option granted shall continue to vest and become exercisable at any time prior to the Expiration Date or within five years, whichever period is shorter, assuming the relevant Performance Requirement has been achieved prior to the end of such period.

(iii)	Upon termination of the Optionee’s employment in the event of certain sales or divestitures as defined in the Plan, the Committee may provide that the Option shall continue to vest and be exercisable at any time prior to the Expiration Date or within three years, whichever period is shorter, assuming the relevant Performance Requirement has been achieved prior to the end of such period.

(iv)	Upon termination of employment or contractual relationship with the Company or participating Subsidiary for any other reason, the Optionee shall have a right to exercise any vested portion of the Option prior to the Expiration Date or within thirty days, whichever period is shorter, assuming the relevant Performance Requirement has been achieved prior to the end of such period.

(v)	The Option granted under this Agreement and not yet exercised shall be forfeited in the event of the Optionee’s employment or contractual relationship with the Company or participating Subsidiary is terminated for “Cause” as defined in the Plan or for violation of the Company’s established policy on Insider Trading.

D. Change of Control of the Company

Upon a termination of employment with the Company due to Good Reason or a termination by the Company (or its successor) without Cause, in each case in connection with a Change in Control (as these terms are defined in the Change in Control Agreement entered into between the parties on January 1, [20__], or any successor change in control agreement between the parties), if the Performance Requirement has been met, the Option shall be immediately and fully exercisable, and if the Performance Requirement has not been achieved upon a Change in Control, a pro-rated portion of the Option shall vest and become exercisable in an amount equal to (i) minus (ii) below, rounded up to the nearest whole share, where (i) is equal to the Number of Shares Covered by Option multiplied by the ratio of (1) the number of days that you were actively employed since the Grant Date, divided by (2) the number of days between the Grant Date and the Expiration Date, and (ii) is equal to the Number of Shares Covered by Option that have already vested in accordance with Section B. In the case of a Change in Control, the Committee may provide that the Option may be cancelled in exchange for a cash payment or Alternative Award as determined in accordance with the Plan. For the avoidance of doubt, the full or partial vesting of this Option in connection with a Change in Control of the Company is only applicable when there is a qualifying termination of employment in connection with such Change in Control.

E. Exercising the Option

This Option may be exercised for the number of Shares specified by giving notice to the Company’s selected stock option broker (“Broker”).

The notice should refer to this Option (by the Grant Date), and the notice should include the following information:

1.	The number of shares of Common Stock for which the Option is being exercised.

2.	The name or names of the persons in whose names the stock certificate for the Shares should be registered.

3.	The address to which the stock certificate should be sent.

In addition to your notice, you must indicate the method by which you will pay the exercise price. Payment of the exercise price may be made:

1.	In cash;

2.	By exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest);

3.	Through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or

4.	By any combination of the foregoing.

The combined value of all cash paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, must be at least equal to such Option Exercise Price required to be paid for the Shares being exercised. If payment is to be made in whole or part as cash, you must include a check payable to the Broker.

F. Tax Payments and Withholding

Whenever Common Stock is to be issued or cash paid pursuant to the exercise of a Stock Option under this Agreement, the Company shall have the power to withhold, or require the Optionee to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to such transaction, and the Company may defer payment of cash or the issuance of Common Stock until such requirements are satisfied. The Company may permit the Optionee to elect, subject to such conditions as the Company may impose:

1.	To have Shares otherwise issuable upon the exercise of an Option withheld by the Company, or

2.	To deliver to the Company previously acquired shares of Common Stock having a Fair Market Value as of the date of exercise equal to all or part of the Optionee’s Federal, state, and local tax obligation associated with the transaction and cash equal to the balance of such tax obligation.

G. Adjustment of the Number of Option Shares

In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares of Common Stock subject to this Option and the exercise price applicable to this Option shall be appropriately adjusted as provided in the Plan and subject to applicable regulatory restrictions; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

H. Delivery of Shares of Common Stock

Upon the exercise of this Option, in whole or in part, the Company shall deliver to the Optionee’s brokerage account shares in street name for the benefit of the employee. In the event that the Company shall determine that any certificate issued pursuant to this Paragraph H must bear a legend restricting the transfer of such Shares, such certificate shall bear the appropriate legend.

I. Non-transferability of Option During Lifetime

This Option may not be sold, transferred, assigned or otherwise alienated or hypothecated other than by will or by operation of the laws of descent and distribution or as otherwise provided in the Plan and is subject to termination as provided in the Plan.

J. Miscellaneous

This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

The laws of the State of Delaware will control the interpretation and enforcement of this Agreement.

This Agreement, including the Cover Page and the Plan, contains the entire Agreement and all terms between you and the Company with respect to the Option, and there are no other misunderstandings, warranties or representations with respect to the Option.

The Optionee shall have no right, in respect to the Option granted, to vote on any matter submitted to Company stockholders.

Nothing in this Agreement gives you the right to continue working for or with the Company or any of its subsidiaries nor changes the right which the Company has to terminate your employment at any time.

K. Plan Prevails

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as noted below, in the event of a conflict between any term of the Agreement and the terms of the Plan, the term of the Plan shall control. With respect to Section D of this Agreement, in the event of any conflict between any terms of the Change in Control Agreement, this Agreement, and the terms of the Plan, the terms of this Agreement shall control.